UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2006

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On May 26, 2006, we entered into a Part-Time Employment Agreement dated May 24, 2005 (the “Employment Agreement”) with Mr. Charles E. Galetto, our former Senior Vice President, Finance and Administration, Treasurer, and Principal Accounting Officer. The Employment Agreement will be effective June 1, 2006, and Mr. Galetto will provide financial advisory services to us through December 15, 2006. Mr. Galetto’s compensation will consist of a base salary $2,044.00 per month, plus $175.00 per hour for services rendered, and he will not be eligible to participate in any of the Company’s benefits plans or programs.

On May 26, 2006, we also entered into a Stock Option Extension Agreement with Mr. Charles E. Galetto dated May 24, 2005 (the “Extension Agreement”). The Extension Agreement provides that Mr. Galetto may exercise his vested stock options as of May 31, 2006 (the effective date of his resignation) through December 31, 2007. These stock options would otherwise have terminated 30 to 90 days after he ceased to be employed by us. The Extension Agreement also provides that Mr. Galetto will abide by certain sales restrictions relative to our stock, and that he will execute our standard release of claims for departing employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 31, 2006	By:	/s/ MARK E. SAAD
Mark E. Saad
Chief Financial Officer